As filed with the Securities and Exchange Commission on March 16, 1995.

                                      Registration No. 33-

              SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC 20549
                    _______________________

                           FORM S-8

                    Registration Statement
                             Under
                  The Securities Act of 1933
                  __________________________

                      CONMED CORPORATION
    (Exact Name of Registrant as Specified in Its Charter)

                           NEW YORK
(State or Other Jurisdiction of Incorporation or Organization)

                          16-0977505
             (I.R.S. Employer Identification No.)

                       310 Broad Street
                     Utica, New York 13501
  (Address of Principal Executive Offices, Including Zip Code)

    Birtcher Medical Systems, Inc. 1990 Equity Incentive Plan
  Birtcher Medical Systems, Inc. 1992 Employee Stock Option Plan
Birtcher Medical Systems, Inc. 1992 Non-Employee Director Option Plan
                    (Full Title of the Plans)

                      Eugene R. Corasanti
              President, Chief Executive Officer
                   and Chairman of the Board
                       310 Broad Street
                     Utica, New York 13501
            (Name and Address of Agent For Service)

                        (315) 797-8375
 (Telephone Number, Including Area Code, of Agent For Service)

                       CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
                                     Maximum        Maximum
     Title of                        Offering      Aggregate      Amount of
 Securities to be  Amount to be     Price Per       Offering     Registration
    Registered      Registered       Share<F2>      Price<F2>        Fee

   Common Stock
 ($.01 par value)    86,120<F1>       $19.88       $1,712,066      $591.00

<F1>
     Based on the expected issuance of 82,132 shares under the 1990 Equity Incentive Plan, 988 shares under the 1992 Employee Stock Option Plan and 3,000 shares under the 1992 Non-Employee Director Option Plan.
<F2>
     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based upon the average of the high and low prices reported on March 13, 1995.

                            PART I

            INFORMATION REQUIRED IN THE PROSPECTUS


Item 1.   Plan Information.

          Omitted pursuant to the instructions and provisions of Form S-8.


Item 2.   Registrant Information and Employee Plan Annual Information.


          Omitted pursuant to the instructions and provisions of Form S-8.

                            PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The documents listed in (a) and (b) below are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1994.

          (b) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A, dated August 4, 1987, filed under the 1934 Act, including any amendments or reports filed for the purpose of updating such description.

          In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.


Item 4.   Description of Securities.

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.

          The validity of the Common Stock which is registered hereby and which may be issued by the Registrant pursuant to the exercise of options granted under the Stock Option Agreement will be passed on by Steates Remmell Steates & Dziekan, New Hartford, New York, counsel to the Registrant. Robert E. Remmell, a partner of Steates Remmell Steates & Dziekan, is the Assistant Secretary and a director of the Registrant.


Item 6.   Indemnification of Directors and Officers.

          Section 722 of the New York Business Corporation Law (the "BCL") provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, if the director or officer "acted, in good faith, for a purpose which he reasonably believed to be in . . . the best interests of the corporation" and, in the case of criminal actions, in addition, "had no reasonable cause to believe that his conduct was unlawful." Statutory indemnification may not be provided in derivative actions in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

          As contemplated by BCL Section 721, the Registrant's
By-laws, as amended on December 26, 1990, provide a broader basis for indemnification in accordance with and as permitted by BCL Article 7.

          Section 6.6 of the By-Laws of the Registrant
          (referred to in the By-Laws as the "Corporation") provides as follows:

               Section 6.6. Indemnification. The Corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation, or serves or served at the request of the Corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

               The Corporation may advance or promptly
          reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

               Anything in these by-laws to the contrary notwithstanding, no elimination of this by-law, and no amendment of this by-law adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this by-law shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

               The Corporation shall not, except by
          elimination or amendment of this by-law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this by-law. The indemnification of any person provided by this by-law shall continue after such person has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

               The Corporation is authorized to enter into agreements with any of its directors, officers or employees extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law as it currently exists, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this by-law, it being expressly recognized hereby that all directors, officers and employees of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estopped to contend otherwise.

               In case any provision in this by-law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnifica-tion and advancement of expenses to its directors, officers and employees, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

               For purposes of this by-law, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this by-law, the term "Corporation" shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions.


Item 7.   Exemption from Registration Claimed.

          Not applicable.


Item 8.   Exhibits.

     Exhibit No.                   Description


     4.1 By-Laws (incorporated herein by reference to Exhibit A in the Registrant's Current Report on
               Form 8-K, dated March 8, 1991 (File No. 0-16093)).

     4.2 1992 Amendment to Certificate of Incorporation and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit
               3.2 in the Registrant's Annual Report on Form 10-K for the year ended December 25, 1992).

     4.3       Warrant to Purchase Common Stock, dated
               August 31, 1989, issued by the Registrant to Zimmer, Inc. covering 300,000 shares of Common Stock (incorporated herein by reference to Exhibit 4.6 in the Registrant's Registration Statement on Form S-2 (File No. 33-40455)).

     5 Opinion of Steates Remmell Steates & Dziekan with respect to the securities being registered hereunder.

     23.1      Consent of Steates Remmell Steates & Dziekan
               (included in the opinion filed as Exhibit 5 hereto).

     23.2      Consent of Price Waterhouse LLP.

     24 Power of Attorney (included as the signature page of the Registration Statement).


Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by Section
                 10(a)(3) of the Securities Act of 1933 (the
                 "Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration
                 Statement or any material change to such information in this Registration
                 Statement;

          provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utica, State of New York, on this 15th day of March, 1995.

                              CONMED Corporation



                              By:/s/Eugene R. Corasanti
                                 Name:  Eugene R. Corasanti
                                 Title:  President, Chief
                                         Executive Officer and
                                         Chairman of the Board


                       POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eugene R. Corasanti, Robert D. Shallish, Jr. and Joseph J. Corasanti and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 15th day of March, 1995.

         Signature                         Title

 /s/Eugene R. Corasanti           President, Chief Executive
    Eugene R. Corasanti           Officer and Chairman of
                                  the Board
                                  (Principal Executive Officer)

 /s/Robert D. Shallish, Jr.       Vice President - Finance
    Robert D. Shallish, Jr.       (Principal Financial and Accounting Officer)


 /s/Harry Cone                    Director
    Harry Cone

 /s/Robert E. Remmell             Director
    Robert E. Remmell

 /s/Bruce F. Daniels              Director
    Bruce F. Daniels


 /s/Joseph J. Corasanti           Director
    Joseph J. Corasanti

                         EXHIBIT INDEX

                                                 Sequentially
 Exhibit                                           Numbered
   No.                 Description                  Pages

   4.1     By-Laws (incorporated herein by
           reference to Exhibit A in the
           Registrant's Current Report on Form
           8-K, dated March 8, 1991 (File No.
           0-16093)).
   4.2     1992 Amendment to Certificate of
           Incorporation and Restated
           Certificate of Incorporation
           (incorporated herein by reference
           to Exhibit 3.2 in the Registrant's
           Annual Report on Form 10-K for the
           year ended December 25, 1992).

   4.3     Warrant to Purchase Common Stock,
           dated August 31, 1989, issued by
           the Registrant to Zimmer, Inc.
           covering 300,000 shares of Common
           Stock (incorporated herein by
           reference to Exhibit 4.6 in the
           Registrant's Registration Statement
           on Form S-2 (File No. 33-40455)).

    5      Opinion of Steates Remmell Steates
           & Dziekan with respect to the
           securities being registered
           hereunder).

   23.1    Consent of Steates Remmell Steates
           & Dziekan (included in the opinion
           filed as Exhibit 5 hereto.

   23.2    Consent of Price Waterhouse LLP.

    24     Power of Attorney (included as the
           signature page of the Registration
           Statement).